U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 14, 2009

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Commission File No. 0-52556
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Card Activation Technologies, Inc.
(Name of small business issuer as specified in its charter)

Delaware	20-5769015
State of Incorporation	IRS Employer Identification No.

53 West Jackson Blvd., Suite 1618
Chicago, Illinois 60604-3749
(Address of principal executive offices)

(312) 972-1662
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

February 14, 2009 Robert Kite was appointed as a member of the Board of Directors of the Corporation Card Activation Technologies, Inc.

Mr. Robert Kite who is currently, President/COO of KFT LLLP a family holding company involved in real estate, stocks, industrial buildings, resort hotels, and various interest in privately held companies. Mr. Kite also serves on several public and private Board of Directors, National Energy Group, (NEGI) 21 years, Ants Software, (ANTS), 5 years, Petrol Oil & Gas, (POIG) 2 years- Chairman, Jardinier, (JARD) 3 years -Chairman, E2020- internet education company 5 years, FBI Citizens Academy past president- Advisory Council, Child Help USA -8 years.

February 14, 2009 Pamela Thompson was appointed as Chief Financial Officer, Secretary, and Treasurer Card Activation Technologies, Inc.

Ms. Thompson holds a Bachelor of Science from Minnesota State University - Moorhead in Accountancy and holds her licenses as a Certified Public Accountant in the State of Arizona.  She is a member of the Arizona Society of Certified Public Accountants and American Institute of Certified Public Accountants, and is the founder and principle Executive Officer of Pamela J. Thompson CPA, P.C.

Pamela Thompson has been an independent CPA since 1993. Prior to 1993, Ms. Thompson practiced public accounting for the international firm of Arthur Andersen and Pannell Kerr Forester, and a regional firm Eide, Bailey and Company.  Ms. Thompson has been featured in Wall Street Journal,  Arizona Republic, New Jersey Star, Arizona Women’s Success Magazine, National Basketball Players Association Magazine, Behind the Bench: National Basketball Wives Association Magazine.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARD ACTIVATION TECHNOLOGIES, INC.

Date: February 17, 2009	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer; President